                                                                    EXHIBIT 10.2

(UNUMPROVIDENT LOGO)





                               AMSURG CORPORATION





                         Your Group Long Term Care Plan








                              Policy No. 47819 011








             Underwritten by Unum Life Insurance Company of America



























                                    6/21/2005

                             CERTIFICATE OF COVERAGE

This Certificate of Coverage is part of the entire policy. This Certificate is subject to the terms and conditions stated on the attached pages, all of which terms and conditions are part of the policy. The policy determines governing contractual provisions and is available for viewing at the Policyholder's office and will be copied for you upon request at no cost. This Certificate is evidence of your coverage under the policy. It describes the benefits, coverage, exclusions and limitations of the policy that principally affect you. This Certificate is of value to you. Please keep it in a safe place.

IMPORTANT INFORMATION ABOUT YOUR APPLICATION

If you were required to complete a Long Term Care Insurance Application in connection with your request to obtain coverage, the issuance of this Certificate is based upon your responses to the questions on your application and any medical exam, tests or other questionnaires, including a face-to-face assessment. A copy of your Long Term Care Insurance Application was retained by you when you applied. IF YOUR RESPONSES ARE INCORRECT OR UNTRUE, WE MAY HAVE THE RIGHT TO DENY BENEFITS OR RESCIND YOUR COVERAGE. The best time to clear up any questions is now, before a claim arises. If, for any reason, any of your answers are incorrect, contact us at the address listed below.

NOTICE TO BUYER

The policy is intended to be a qualified long term care insurance policy under
Section 7702B(b) of the Internal Revenue Code of 1986, as amended.

This Certificate may not cover all the costs associated with long term care incurred by you during the period of coverage. You are advised to review carefully all coverage limitations.

This Certificate is not a Medicare Supplement Certificate. If you are eligible for Medicare, review the Guide to Health Insurance For People with Medicare available from us.

We are not representing Medicare, the federal government or any state government.

GUARANTEED RENEWABLE

Your coverage is Guaranteed Renewable. This means that you have the right to continue your long term care insurance coverage in force as long as premium for your coverage is paid when it is due. However, we reserve the right to change any or all premiums. Any change in premium must apply to all similar policies issued, on this policy form, in the state in which the policy is sit used. Premiums cannot be increased because of any change in the age or health of the persons covered under the policy. We cannot discontinue the policy except where required by law or as a result of nonpayment of premium or other causes as described in the Policy Termination section of the policy.

30 DAY RIGHT TO EXAMINE YOUR CERTIFICATE

You may cancel this Certificate for any reason within 30 days after it is delivered to you or your representative. Simply return this Certificate, within 30 days of its receipt, to the Policyholder's plan administrator or Unum. If this is done, this Certificate will be canceled from the beginning, and all of the premium paid will be refunded.

EMPLOYEE RETIREMENT INCOME SECURITY ACT

The policy is governed, to the extent applicable, by the Employee Retirement Income Security Act of 1974 (ERISA) and any amendments.







                           CERT OF COV-1   (7/1/2005)

EFFECTIVE DATE

For purposes of effective dates and ending dates under the group policy, all days begin at 12:01 a.m. and end at 12:00 midnight at the Policyholder's address.


                                 Underwritten by
                     Unum Life Insurance Company of America

                                 Mailing Address
                   2211 Congress Street, Portland, Maine 04122





/s/ Susan N. Roth                                /s/ Thomas R. Watjen
-----------------                                --------------------
Secretary                                        President






























                           CERT OF COV-2   (7/1/2005)

                                TABLE OF CONTENTS

 CERTIFICATE OF COVERAGE................................................   CERT OF COV-1

 IMPORTANT INFORMATION ABOUT YOUR APPLICATION...........................   CERT OF COV-1

 NOTICE TO BUYER........................................................   CERT OF COV-1

 GUARANTEED RENEWABLE...................................................   CERT OF COV-1

 30 DAY RIGHT TO EXAMINE YOUR CERTIFICATE...............................   CERT OF COV-1

 EMPLOYEE RETIREMENT INCOME SECURITY ACT................................   CERT OF COV-1

 EFFECTIVE DATE.........................................................   CERT OF COV-2

 BENEFITS AT A GLANCE...................................................   B@G-1

 THE CERTIFICATE OF COVERAGE............................................   CERTIFICATE-1

 ELIGIBILITY FOR COVERAGE...............................................   CERTIFICATE-1

 APPLICATION AND ENROLLMENT FOR COVERAGE................................   CERTIFICATE-1

 COVERAGE EFFECTIVE DATE................................................   CERTIFICATE-1

 WHEN COVERAGE WILL BE DELAYED FOR EMPLOYEES............................   CERTIFICATE-2

 TEMPORARY ABSENCE FROM WORK ONCE COVERAGE HAS BEGUN FOR EMPLOYEES......   CERTIFICATE-2

 INCREASES IN COVERAGE..................................................   CERTIFICATE-2

 DECREASES IN COVERAGE..................................................   CERTIFICATE-2

 TERMINATION OF BENEFITS................................................   CERTIFICATE-2

 TERMINATION OF COVERAGE................................................   CERTIFICATE-2

 CONTINUATION OF COVERAGE...............................................   CERTIFICATE-3

 STATEMENTS.............................................................   CERTIFICATE-3

 INCONTESTABILITY.......................................................   CERTIFICATE-4

 WORKERS' COMPENSATION OR STATE DISABILITY INSURANCE....................   CERTIFICATE-4

 AGENT..................................................................   CERTIFICATE-4

 BENEFIT PROVISIONS.....................................................   BENEFIT-1

 ELIGIBILITY FOR BENEFITS...............................................   BENEFIT-1

 CONDITIONS FOR PAYMENT OF BENEFITS.....................................   BENEFIT-1

 LIMITATIONS ON PAYMENT OF BENEFITS.....................................   BENEFIT-1

 BENEFIT PAYMENT........................................................   BENEFIT-1

 BED RESERVATION BENEFIT................................................   BENEFIT-2



                                TOC-1 (7/1/2005)

 RESPITE CARE BENEFIT...................................................   BENEFIT-2

 INTERNATIONAL BENEFITS.................................................   BENEFIT-2

 DISCRETIONARY AUTHORITY................................................   BENEFIT-3

 EXTENSION OF BENEFITS..................................................   BENEFIT-4

 LEGAL ACTION...........................................................   BENEFIT-4

 LIMITATIONS AND EXCLUSIONS.............................................   EXCLUSIONS-1

 PLAN EXCLUSIONS........................................................   EXCLUSIONS-1

 PRE-EXISTING CONDITION EXCLUSION.......................................   EXCLUSIONS-1

 WORDS THAT HAVE A SPECIAL MEANING......................................   DEFINITIONS-1

 OTHER SERVICES.........................................................   SERVICES-1

 ADDITIONAL CARE BENEFIT................................................   SERVICES-1

 CLAIM INFORMATION......................................................   CLAIM-1

 NOTICE OF CLAIM........................................................   CLAIM-1

 CLAIM FORM.............................................................   CLAIM-1

 HOW TO FILE A CLAIM....................................................   CLAIM-1

 PROOF OF CLAIM.........................................................   CLAIM-1

 WHEN CLAIMS ARE PAID...................................................   CLAIM-2

 TO WHOM CLAIMS ARE PAID................................................   CLAIM-2

 CLAIM OVERPAYMENT......................................................   CLAIM-2

 RIGHT OF APPEAL........................................................   CLAIM-2

 GENERAL INFORMATION....................................................   INFORMATION-1

 PREMIUM DUE DATES AND PAYMENTS.........................................   INFORMATION-1

 GRACE PERIOD...........................................................   INFORMATION-1

 REINSTATEMENT..........................................................   INFORMATION-1

 REINSTATEMENT OF TERMINATED COVERAGE DUE TO CHRONIC ILLNESS............   INFORMATION-1

 REINSTATEMENT AFTER MILITARY SERVICE...................................   INFORMATION-2

 WAIVER OF PREMIUM......................................................   INFORMATION-2

 REFUND OF PREMIUM AFTER DEATH..........................................   INFORMATION-2

 REFUND OF PREMIUM DUE TO CANCELLATION OF COVERAGE......................   INFORMATION-2

 CONTINGENT NON-FORFEITURE..............................................   INFORMATION-2

 MISSTATEMENT OF AGE....................................................   INFORMATION-3

                                TOC-2 (7/1/2005)

 CLERICAL ERROR........................................................    INFORMATION-3

 CONFORMITY WITH FEDERAL STATUTES......................................    INFORMATION-4

 CONFORMITY WITH STATE STATUTES........................................    INFORMATION-4

 TAX NOTE..............................................................    INFORMATION-4

 ADDITIONAL BENEFITS...................................................    ADDL BEN-1

 ERISA.................................................................    ERISA-1























                                TOC-3 (7/1/2005)

                              BENEFITS AT A GLANCE
                            LONG TERM CARE INSURANCE

 This long term care plan pays benefits if you suffer a Chronic Illness.

 POLICYHOLDER:                             AmSurg Corporation

 POLICYHOLDER'S ORIGINAL
 PLAN EFFECTIVE DATE:                      July 1, 2005

 POLICY NUMBER:                            47819  011

 ELIGIBLE GROUP(S):

     All Executives and Their Family Members

     Employees must be in Active Employment with the Policyholder.

MINIMUM HOURS REQUIREMENT:

     Employees must be working at least 30 hours per week.

WAITING PERIOD:

     For Employees in an Eligible Group on or before July 1, 2005: None

     For Employees entering an Eligible Group after July 1, 2005: First of the month coincident with or next following 30 days of continuous active employment

REHIRE:

     If your employment ends and you are rehired within 12 months, your prior period of work while in an Eligible Group will apply toward the Waiting Period. All other policy provisions apply.

POLICYHOLDER PAID COVERAGE FOR EMPLOYEES:

     The Policyholder pays for the following coverage for Employees. Employees can choose higher levels of coverage by paying the additional cost.

     LTC Facility Monthly Benefit -        $2,000
     Benefit Duration -                     3 years
     Professional Home and Community Care - 50% of the LTC Facility Monthly
                                            Benefit

 LTC FACILITY MONTHLY BENEFIT:

 FOR ELIGIBLE EMPLOYEES:

     $2,000 - $8,000 per month in $1,000 increments

 FOR ALL OTHER ELIGIBLE PERSONS:

     $2,000 - $8,000 per month in $1,000 increments

 BENEFIT DURATION:

 CHOICE A
     3 years




                               B@G-1   (7/1/2005)

 CHOICE B
     6 years

 CHOICE C
     Lifetime

 HOME CARE BENEFIT:

 You may choose either Professional Home and Community Care or Total Choice Home Care, but not both.

 PROFESSIONAL HOME AND COMMUNITY CARE

CHOICE A
     50% of the LTC Facility Monthly Benefit

 TOTAL CHOICE HOME CARE

 CHOICE A
     50% of the LTC Facility Monthly Benefit

 ADDITIONAL BENEFITS:

 EACH OF THE FOLLOWING BENEFIT(s) IS OPTIONAL:

     Benefit Increase - 5% Simple

 ELIMINATION PERIOD:

     90 accumulated days. The Elimination Period must be satisfied within a period of 730 consecutive days. Benefits begin the day after the Elimination Period is completed.

 WHO PAYS FOR THE COVERAGE:

 FOR ELIGIBLE EMPLOYEES:

     You and the Policyholder pay the cost of your coverage.

 FOR ALL OTHER ELIGIBLE PERSONS:

     You pay the cost of your coverage.

 EVIDENCE OF INSURABILITY LIMITS:

 FOR ELIGIBLE EMPLOYEES:

     Evidence of Insurability will be required if you apply for coverage that exceeds the limit(s) listed below:
     - a monthly benefit greater than $6,000; or
     - a Lifetime Benefit Duration; or
     - more than 31 days after you were eligible for coverage.

     After the initial enrollment period, you can apply for coverage with evidence of insurability by filling out the benefit election form and the Long Term Care Insurance Application. These forms can be obtained from the Policyholder.






                               B@G-2   (7/1/2005)

FOR ALL OTHER ELIGIBLE PERSONS:

     You must always submit a Long Term Care Application and provide, at your own expense, Evidence of Insurability satisfactory to us.

WAIVER OF PREMIUM:

     No premium payments are required for your coverage while you are receiving monthly benefit payments under this policy.

ADDITIONAL CARE BENEFIT:

     Once you are eligible for a benefit payment, you will have access to Additional Care Benefits designed to assist you in living at home or in other residential housing, other than a LTC Facility. You do not need to complete the Elimination Period for an Additional Care Benefit payment to begin.

     THE ADDITIONAL CARE LIFETIME MAXIMUM BENEFIT AMOUNT: $5,000. This is in addition to your Lifetime Maximum Benefit.

OTHER FEATURES:

     Bed Reservation
     Respite Care
     Contingent Non-Forfeiture
     Continuation of Coverage

 This is not intended to be a complete description of the Long Term Care policy. This policy has exclusions and limitations that may affect any benefits payable. For complete details of coverage, refer to your Certificate of Coverage.








                               B@G-3   (7/1/2005)

                           THE CERTIFICATE OF COVERAGE

This Certificate is a written statement prepared by Unum and may include attachments. It tells you:
-  the coverage to which you may be entitled;
-  to whom Unum will make a payment;
-  the limitations, exclusions and requirements that apply within a plan.

ELIGIBILITY FOR COVERAGE

EMPLOYEE

If you are working for the Policyholder in an Eligible Group, the date you are eligible for coverage is the later of:
- the Policy Effective Date; or
- the day after you complete your Waiting Period.

ELIGIBLE FAMILY MEMBERS

If you are an Eligible Family Member, you will be eligible to apply for coverage on the later of:
- the Policy Effective Date; or
- the date the Employee is eligible to apply for coverage.

Although you may be eligible for coverage, your coverage will not begin until the date shown on your SCHEDULE OF BENEFITS, subject to the timely payment of premium for your coverage.

APPLICATION AND ENROLLMENT FOR COVERAGE

EMPLOYEE

During the initial enrollment period, you can enroll for coverage without completing a Long Term Care Insurance Application for amounts that do not exceed the Evidence of Insurability limits as shown in the BENEFITS AT A GLANCE. Simply complete a benefit election form. You can obtain a benefit election form from the Policyholder's plan administrator.

If the Policyholder pays the full amount of premium for your coverage, you do not need to enroll for coverage. However, you may need to enroll for coverage, by completing a benefit election form, when you pay all or a portion of the premium.

If you enroll for coverage after the initial enrollment period, you may be required to complete a Long Term Care Insurance Application in addition to the benefit election form.

ELIGIBLE FAMILY MEMBERS

You can apply for coverage with Evidence of Insurability at any time after the date you become eligible for coverage by completing the benefit election form and the Long Term Care Insurance Application. These forms can be obtained from the Policyholder or Unum.

COVERAGE EFFECTIVE DATE

Your coverage will begin at 12:01 a.m. on the latest of:
- the date you are eligible for coverage if we have received your benefit election form, and you applied for coverage on or before that date;
- the date you are eligible for coverage if we have received your benefit election form, and you applied for coverage within 31 days after your eligibility;
- the date Unum approves your Long Term Care Insurance application if Evidence of Insurability is required.







                           CERTIFICATE-1   (7/1/2005)

Your Coverage Effective Date will be the date shown in your SCHEDULE OF BENEFITS subject to the timely payment of premium for your coverage.

WHEN COVERAGE WILL BE DELAYED FOR EMPLOYEES

If you are absent from work due to injury, sickness, Temporary Layoff or Leave of Absence on your Coverage Effective Date, coverage will not begin until you return to work in Active Employment and we receive premium for your coverage.

TEMPORARY ABSENCE FROM WORK ONCE COVERAGE HAS BEGUN FOR EMPLOYEES

If you are on a Temporary Layoff, and if premium is paid, you will be covered through the end of the month that immediately follows the month in which your Temporary Layoff begins.

If you are on a Leave of Absence, and if premium is paid, you will be covered through the end of the month that immediately follows the month in which your Leave of Absence begins.

INCREASES IN COVERAGE

After your coverage is in force, you can apply to increase coverage, based on the benefits available as shown in the BENEFITS AT A GLANCE, by sending us a new benefit election form and a Long Term Care Insurance Application.

No increased or additional coverage will become effective unless we approve your Long Term Care Insurance Application for such change. If we approve your changes in coverage, you must pay the new premium due. You will be notified of the new premium due amount and the date it is due.

You may apply for increases in coverage at any time. Premiums currently charged may be adjusted due to changes or increases in coverage. Upon approval, the change(s) you requested will replace existing benefit option(s) or your benefit duration.

DECREASES IN COVERAGE

You have the right to lower premium by reducing coverage based on the benefits available as shown in the BENEFITS AT A GLANCE. You can decrease coverage at any time by sending us a new benefit election form. Premiums currently charged may be adjusted due to changes or decreases in coverage. Your SCHEDULE OF BENEFITS will reflect new premium due amount and the date it is due.

TERMINATION OF BENEFITS

Your benefit payments under the policy will end on the earliest of:
- the day after you are no longer Chronically Ill;
- the day after the expiration of your Licensed Health Care Practitioner's Certification;
- the day after you are no longer receiving Qualified Long Term
  Care Services;
- the day after your Lifetime Maximum Benefit has been reached;
- the day after you die.

TERMINATION OF COVERAGE

Your coverage will terminate on the earliest of:
- the day after your Lifetime Maximum Benefit has been reached;
- the day after the end of your Grace Period, if premiums for your coverage are not paid within the Grace Period;
- the day after we receive your written notification that you wish to cancel your coverage; or
- the day after you die.

Your coverage will also terminate on the earliest of the following events:
- the date the group policy terminates; or


                           CERTIFICATE-2   (7/1/2005)

- the date you are no longer in an Eligible Group with the Policyholder; or
- the day after the pay period ends for which premiums were last paid to us by the Policyholder for your coverage; unless you elect to continue your coverage under the Continuation of Coverage provision.

CONTINUATION OF COVERAGE

You are eligible to continue coverage, upon approval of your Continuation of Coverage form and completion of the Third Party Designation form, if any portion of your premium:
- is paid for by the Policyholder; or
- is payroll deducted by the Policyholder.

If you meet the eligibility criteria listed below, you may elect to continue coverage on a direct bill basis. You must contact the Policyholder or Unum to obtain the Continuation of Coverage form and the Third Party Designation form. You must fully complete both forms and return them to Unum, at the address listed on the form within 60 days of:
- the date the group policy terminates; or
- the date you are no longer in an Eligible Group with the Policyholder; or
- the day after the pay period ends for which premiums were last paid to us by the Policyholder for your coverage.

If your coverage terminates because you are no longer eligible for coverage, your continued coverage will remain in force under the existing group policy. If the existing group policy terminates, your coverage will be continued under a group continuation policy. Your continued coverage will remain in force as long as you continue timely payment of premium when due. You must pay premium directly to Unum for your continued coverage.

If you did not apply for coverage during the time you were otherwise eligible to apply for coverage, or if you were not approved for coverage during the time you were otherwise eligible for coverage, you are not eligible to apply for Continuation of Coverage.

You may not elect to continue coverage if you are not insured under the group policy on the date the group policy terminates.

The premium rate schedule for continued coverage may change in the future, depending on:
- the overall use of the benefits by all insured persons; or
- changes in the benefit levels or other risk factors.

Any such change will be made for all insureds in the same class.

You may make changes at any time to your continued coverage. Changes must be based on the current Benefit Options available under the group policy. To change your coverage, you must contact Unum's home office for assistance. You will need to complete the necessary forms which may include a Long Term Care Insurance Application.

STATEMENTS

We consider any statements you make for insurance in any signed application for coverage to be complete and true to the best of your knowledge and belief. In the absence of fraud, all statements made in any application are considered representations and not warranties (absolute guarantees).

If any of these statements are not complete and/or not true at the time they were made, we can:
- reduce or deny any claim; or
- terminate your coverage from the original effective date.

No such statements made by you will be used to deny a claim unless a copy of your statements has been given to you.





                           CERTIFICATE-3   (7/1/2005)

INCONTESTABILITY

If your coverage has been in force for six (6) months or less, we may:
- rescind your coverage upon a showing of misrepresentation that is material to the acceptance of coverage; or
- deny an otherwise valid claim relating to a Chronic Illness commencing prior to the expiration of such six (6) month period upon a showing of misrepresentation that is material to the acceptance of coverage.

If your coverage has been in force for at least six (6) months, we may:
- rescind your coverage upon a showing of misrepresentation that is both material to the acceptance of coverage and which pertains to the conditions of your Chronic Illness; or
- deny an otherwise valid claim relating to a Chronic Illness commencing during such six (6) months to two (2) year period, upon a showing of misrepresentation that is both material to the acceptance of coverage and which pertains to the conditions of your Chronic Illness.

If your coverage has been in force for two (2) years or more, your coverage may be rescinded only upon a showing that you knowingly and intentionally misrepresented relevant facts relating to your health. Your coverage can be rescinded at any time for fraudulent misstatements. There is no time limit to contest your coverage for such fraudulent misstatements.

If your coverage is reinstated, the time periods applicable to this provision will be measured from the reinstatement date.

If we have paid benefits under the policy, the benefit payments may not be recovered by us in the event that the coverage is rescinded unless the rescission is due to your fraudulent misstatements.

WORKERS' COMPENSATION OR STATE DISABILITY INSURANCE

The policy does not replace or affect the requirements for coverage by any workers' compensation or state disability insurance.

AGENT

For all purposes of the policy, the Policyholder acts on its own behalf or as your agent. Under no circumstances will the Policyholder be deemed our agent.

















                           CERTIFICATE-4   (7/1/2005)

                               BENEFIT PROVISIONS

ELIGIBILITY FOR BENEFITS

You will be eligible for a benefit if, on or after the effective date of your coverage and while your coverage is in effect, you become Chronically Ill.

CONDITIONS FOR PAYMENT OF BENEFITS

To receive benefits under the policy, the following conditions must be met:
- you must satisfy the Elimination Period, if applicable;
- you must be receiving Qualified Long Term Care Services;
- the treatment for your Chronic Illness must be provided pursuant to a written Plan of Care; and
- we must approve your claim.

The policy is intended to be a qualified long term care insurance policy under
Section 7702B(b) of the Internal Revenue Code of 1986, as amended. You must also provide us a Licensed Health Care Practitioner's Certification that you are unable to perform (without Substantial Assistance from another individual) two
(2) or more Activities of Daily Living for a period of at least 90 days, or that you require Substantial Supervision by another individual to protect you from threats to your health or safety due to Severe Cognitive Impairment.

You will be required to submit a Licensed Health Care Practitioner's Certification every 12 months.

A benefit will become payable once all these requirements are met.

LIMITATIONS ON PAYMENT OF BENEFITS

We will not pay benefits in excess of the coverage you chose as shown in your SCHEDULE OF BENEFITS. Benefits paid will reduce your Lifetime Maximum Benefit, and will no longer be available once your Lifetime Maximum Benefit has been reached. We will not pay benefits for Qualified Long Term Care Services you receive during the Elimination Period, except as described in the Respite Care Benefit and the Additional Care Benefit provisions. The policy only pays benefits if you are receiving Qualified Long Term Care Services.

BENEFIT PAYMENT

IF YOU ARE ELIGIBLE FOR A LTC FACILITY MONTHLY BENEFIT:

You must give us proof that you are receiving Qualified Long Term Care Services in a LTC Facility before a LTC Facility Monthly Benefit will be paid. If you are eligible for benefits for a period of less than one (1) month, we will pay you 1/30th of the LTC Facility Monthly Benefit for each day that you are Chronically Ill and receiving Qualified Long Term Care Services in a LTC Facility.

The amount of your LTC Facility Monthly Benefit is shown in your SCHEDULE OF BENEFITS.

IF YOU SELECTED, AND YOU ARE ELIGIBLE FOR, A PROFESSIONAL HOME AND COMMUNITY CARE MONTHLY BENEFIT:

We will pay 1/30th of the Professional Home and Community Care Monthly Benefit shown in your SCHEDULE OF BENEFITS for each day you are receiving Professional Home and Community Care Services. Professional Home and Community Care Services you receive may be provided anywhere other than a LTC Facility, acute care facility or other location excluded by the policy.

You must give us written proof indicating days of Professional Home and Community Care Services provided to you before a benefit will be paid. We will also require a copy of the Licensed Home Health Care Agency's state license or the Licensed Home Health Care Professional's state license to practice in his/her respective field prior to payment of benefits.





                            BENEFIT-1   (7/1/2005)

IF YOU SELECTED, AND YOU ARE ELIGIBLE FOR, A TOTAL CHOICE HOME CARE MONTHLY
BENEFIT:

We will pay 1/30th of the Total Choice Home Care Monthly Benefit shown in your SCHEDULE OF BENEFITS for each day you are receiving Total Choice Home Care Services. Total Choice Home Care Services you receive may be provided anywhere other than a LTC Facility, acute care facility or other location excluded by the policy.

BED RESERVATION BENEFIT

If you are receiving a LTC Facility Monthly Benefit and your stay in the LTC Facility is interrupted due to a stay in an acute care facility, or due to a temporary absence, and a charge is made to reserve your LTC Facility accommodations, you will be eligible for a Bed Reservation Benefit. We will pay you 1/30th of the LTC Facility Monthly Benefit for each day you are absent from the LTC Facility:
- up to 90 days per calendar year if your absence is due to a stay in an acute care facility; or
- up to 30 days per calendar year for a temporary absence not related to a stay in an acute care facility.

In no event will the total number of Bed Reservation days exceed 90 days per calendar year. Bed Reservation payments will reduce your Lifetime Maximum Benefit, and will no longer be available once your Lifetime Maximum Benefit has been reached.

If your stay in a LTC Facility is interrupted while you are satisfying your Elimination Period, such days will be used to help satisfy your Elimination Period.

RESPITE CARE BENEFIT

If you are Chronically Ill and receiving Respite Care, but you are not receiving a LTC Facility Monthly Benefit or a Home Care Monthly Benefit, if your coverage includes home care, you will be eligible to receive Respite Care. The Respite Care Benefit you will receive is equal to 1/30th of your LTC Facility Monthly Benefit for each day you have Respite Care for up to 21 days each calendar year. You do not need to complete your Elimination Period for Respite Care payments to begin, and the days you are receiving Respite Care will count toward satisfying your Elimination Period.

Respite Care can be provided in your home, an LTC Facility, an Adult Day Care Facility or a similar facility approved by us. Such payments will reduce your Lifetime Maximum Benefit, and will no longer be available once your Lifetime Maximum Benefit has been reached.

INTERNATIONAL BENEFITS

If you have selected a Home Care Monthly Benefit, we will pay International Benefits on an indemnity basis, if you qualify under the conditions defined in this provision.

ELIGIBILITY FOR INTERNATIONAL BENEFITS

You will be eligible for International Benefits if, after the effective date of your coverage and while your coverage is in effect, you become Chronically Ill.

CONDITIONS FOR PAYMENT OF INTERNATIONAL BENEFITS

To receive International Benefits under this Certificate, the following conditions must be met:
- you must satisfy the Elimination Period;
- you must be receiving Qualified Long Term Care Services while traveling or residing outside of the United States, its territories or possessions or Canada;
- the treatment for your Chronic Illness must be provided pursuant to a written Plan of Care; and
- we must approve your claim.






                             BENEFIT-2   (7/1/2005)

The policy is intended to be a qualified long term care insurance policy under
Section 7702B(b) of the Internal Revenue Code of 1986, as amended. You must also provide us a Licensed Health Care Practitioner's Certification that you are unable to perform (without Substantial Assistance from another individual) two
(2) or more Activities of Daily Living for a period of at least 90 days, or that you require Substantial Supervision by another individual to protect you from threats to your health or safety due to Severe Cognitive Impairment.

You must obtain and provide us with any required supporting documentation. All required documentation must be provided to us in English. We reserve the right to require that you provide us with updated documentation and information at reasonable intervals. However, we will not require updates more frequently than monthly.

We reserve the right to obtain an interpreter, if necessary, and to determine who the interpreter will be.

If you are receiving International Benefits under this Certificate, you cannot be receiving any other benefits under this Certificate for the same time period. Coverage for the Additional Care, Respite Care or Bed Reservation provisions are not available outside the United States, its territories or possessions or Canada.

LIMITATIONS ON PAYMENT OF INTERNATIONAL BENEFITS

We will not pay benefits in excess of the amounts shown in your SCHEDULE OF BENEFITS. Benefits paid will reduce your Lifetime Maximum Benefit and will no longer be available once your Lifetime Maximum Benefit has been reached.

INDEMNITY BENEFIT FOR PAYMENT OF INTERNATIONAL BENEFITS

The Indemnity Amount we will pay for International Benefits is equal to 75% of the Home Care Monthly Benefit shown in your SCHEDULE OF BENEFITS. Any International Monthly Benefit will be paid in United States currency. You may not assign the Indemnity Benefit.

TOTAL LIFETIME INTERNATIONAL BENEFITS AVAILABLE

The Total Lifetime International Benefit payment will be the lesser of:
- your Lifetime Maximum Benefit; or
- 72 months.

WORDS THAT HAVE A SPECIAL MEANING FOR THIS PROVISION

"Indemnity Amount" means the total monthly benefit available to you regardless of the actual charges you incur. This benefit will be paid to you if you are eligible under this Certificate for International Benefits. You must be receiving Qualified Long Term Care Services in order to receive the Indemnity Benefit.

"International" means any location outside the United States, its territories or possessions or Canada.

"International Benefit" means 75% of the Home Care Monthly Benefit shown in your SCHEDULE OF BENEFITS. This benefit will be paid to you regardless of who provides the care or where the care is provided, except for locations excluded by this Certificate.

DISCRETIONARY AUTHORITY

When making any benefits determination under the policy, we have the discretionary authority to determine your eligibility for benefits and to interpret the terms and provisions of the policy.






                             BENEFIT-3   (7/1/2005)

EXTENSION OF BENEFITS

Termination of coverage will be without prejudice to any benefits payable under the policy and any attachments (if applicable), if eligibility for such benefits or Chronic Illness began while your coverage was in force. Benefits will continue without interruption. Such extension of benefits will be limited to the duration of the payment of your Lifetime Maximum Benefit.

LEGAL ACTION

No one may start legal action to recover on the policy until 60 days after written Proof of Claim has been given to us. Legal action must be started within three (3) years after the written Proof of Claim is furnished.





































                             BENEFIT-4   (7/1/2005)

                           LIMITATIONS AND EXCLUSIONS

PLAN EXCLUSIONS

We will not provide benefits for:
- a Chronic Illness caused by war or any act of war, whether declared or undeclared, that occurs while your coverage is in force.
- a Chronic Illness caused by intentionally self-inflicted injuries or attempted suicide, while sane.
- a Chronic Illness caused by the commission of a crime for which you have been convicted under law, or caused by your attempt to commit a crime under law.
- a Chronic Illness caused by alcoholism, alcohol abuse, drug addiction or drug abuse.
- any period of time while you are Chronically Ill and you are confined in a hospital, other than if you are confined to a LTC Facility that is a distinctly separate part of a hospital. This exclusion does not apply to those periods covered under the Bed Reservation Benefit.
- a Chronic Illness resulting from an ADL loss or Severe Cognitive Impairment caused by, contributed to by, or resulting from a Pre-existing Condition.

PRE-EXISTING CONDITION EXCLUSION

You have a Pre-existing Condition if medical advice, treatment, care or services including consultation or diagnostic measures or prescription drugs were received or recommended in the six (6) months just prior to your Coverage Effective Date; or you took prescribed drugs in the six (6) months just prior to your Coverage Effective Date.

We will not consider for any purposes an ADL loss or onset of Severe Cognitive Impairment that occurs in the six (6) months after your Coverage Effective Date if the ADL loss or Severe Cognitive Impairment is caused by, contributed to by or results from a Pre-existing Condition.

If you were required to apply for coverage by completing a Long Term Care Insurance Application and we approved your application, the Pre-existing Condition provision will not apply to you.













                           EXCLUSIONS-1   (7/1/2005)

                        WORDS THAT HAVE A SPECIAL MEANING

"Active Employment" means you are working for the Policyholder:
- on a full-time basis for earnings that are paid regularly; and
- are performing the material and substantial duties of your regular occupation; and
- are working at least the minimum number of hours as described under Eligible Group(s) in BENEFITS AT A GLANCE for each plan.

Your work site must be:
- the Policyholder's usual place of business;
- an alternative work site at the direction of the Policyholder, including your home; or
- a location to which your job requires you to travel.

Normal vacation is considered Active Employment.

Temporary and seasonal workers are excluded from coverage.

"Activities of Daily Living" (ADLs) are:
- Bathing: washing oneself by sponge bath; or in either a tub or shower, including the task of getting into or out of the tub or shower.
- Dressing: putting on and taking off all items of clothing and any necessary braces, fasteners, or artificial limbs.
- Toileting: getting to and from the toilet, getting on and off the toilet, and performing associated personal hygiene.
- Transferring: moving into or out of a bed, chair, or wheelchair.
- Continence: the ability to maintain control of bowel or bladder function; or when unable to maintain control of bowel or bladder function, the ability to perform associated personal hygiene (including caring for catheter or colostomy bag).
- Eating: feeding oneself by getting food into the body from a receptacle (such as a plate or cup) or by a feeding tube.

You will be considered able to perform the above Activities of Daily Living if the ADLs can be performed by you using equipment or adaptive devices, and you do not require the Substantial Assistance of another person to perform the ADLs.

"Adult Day Care" means care provided in an Adult Day Care Facility.

We will not recognize a Family Member as an Adult Day Care provider for claims that you make to us under the policy, unless the Family Member is a regular employee of the Adult Day Care Facility or Total Choice Home Care is shown in your SCHEDULE OF BENEFITS.

"Adult Day Care Facility" means a facility that provides a community-based group program offering health, social and related support services to impaired adults; that operates under state licensing laws and any other laws that apply; and that meets the following tests:
- operates a minimum of five (5) days a week;
- remains open for at least six (6) hours a day;
- maintains a written record of care on each patient;
- includes a Plan of Care and record of services provided;
- has a staff that includes a full-time director and at least one (1) registered nurse who is there during operating hours for at least four (4) hours a day;
- has established procedures for obtaining appropriate aid in the event of a medical emergency;
- provides a range of physical and social support services to adults; and
- does not include overnight stays.

 "Certificate" means this Certificate and any riders attached to this Certificate.






                           DEFINITIONS-1   (7/1/2005)

"Chronic Illness" and "Chronically Ill" mean:
- you are unable to perform, without Substantial Assistance from another individual, two (2) or more Activities of Daily Living; or
- you require Substantial Supervision by another individual to protect you from threats to your health and safety due to Severe Cognitive Impairment.

We will not cover any ADL loss or Severe Cognitive Impairment that existed prior to the Effective Date of Coverage.

"Coverage Effective Date" means the date your coverage begins. Your Coverage Effective Date is shown on your SCHEDULE OF BENEFITS.

"Eligible Family Member" means a person ages 18 through 80 who is in a class of persons eligible for coverage as determined by the Policyholder and us and is residing in the United States, its territories or possessions and who is:
- the legally married spouse of an Employee.
- the natural, adoptive or step parents of an Employee or spouse.
- the natural, adoptive or step grandparents of an Employee or spouse.
- the natural, adoptive or step siblings of an Employee or spouse.
- the spouse of the Employee's natural, adoptive or step siblings.
- the spouse of the Employee's spouse's natural, adoptive or step siblings.
- the natural, adoptive or step adult children of an Employee.
- the spouse of a natural, adoptive or step adult child of an Employee.

Eligible Family Members who are eligible for coverage as an Employee are only eligible for coverage as an Employee.

"Elimination Period"
If LTC Facility only is shown in your SCHEDULE OF BENEFITS:
"Elimination Period" means the number of days during which you are Chronically Ill and you are receiving services appropriate for your Chronic Illness, but no benefit is payable. The care or services must be provided in a LTC Facility.

If LTC Facility with Professional Home and Community Care is shown in your SCHEDULE OF BENEFITS: "Elimination Period" means the number of days during which you are Chronically Ill and you are receiving services appropriate for your Chronic Illness, but no benefit is payable. The care or services must be provided in a LTC Facility; or by/through a Licensed Home Health Care Agency; in an Adult Day Care Facility; or by a Licensed Home Health Care Professional.

Each calendar week during which you receive at least one (1) day of Professional Home and Community Care Services will be counted as seven (7) days towards the completion of your Elimination Period.

If LTC Facility with Total Choice Home Care is shown in your SCHEDULE OF
BENEFITS: "Elimination Period" means the number of days during which you are Chronically Ill and your are receiving services appropriate for your Chronic Illness, but no benefit is payable. The care or services may be provided to you by anyone including a Family Member; or in a LTC Facility; or by/through a Licensed Home Health Care Agency; by a Licensed Home Health Care Professional; in an Adult Day Care Facility or by an informal caregiver.

Once you are Chronically Ill, your Elimination Period must be completed within a period of 730 days. You must satisfy your Elimination Period only once during the lifetime of the policy. The number of days in your Elimination Period is shown in your SCHEDULE OF BENEFITS.

"Employee" means a person who is employed by the Policyholder and who is in a class of persons eligible for coverage as determined by the Policyholder and is residing in the United States, its territories or possessions.



                           DEFINITIONS-2   (7/1/2005)

"Family Member" means you, your spouse, or domestic partner, or persons related to you, your spouse or domestic partner, including adopted, in-law and step relatives, such as a parent, grandparent, child, grandchild, brother, or sister.

"Grace Period" means the 45 days immediately following any Premium Due Date during which premium payment must be made.

"Home Care Monthly Benefit" means the selected Professional Home and Community Care or Total Choice Home Care Monthly Benefit as shown in your SCHEDULE OF BENEFITS.

"Homemaker Services" means assistance with activities necessary to or consistent with your ability to remain living in your residence. Homemaker Services may be provided by skilled or unskilled persons but must be provided through a Licensed Home Health Care Agency or by a Licensed Home Health Care Professional. A Family Member cannot provide Homemaker Services, unless the Family Member is a regular employee of the Licensed Home Health Care Agency or Total Choice Home Care is shown in your SCHEDULE OF BENEFITS.

"Licensed Health Care Practitioner" means any Physician, a registered professional nurse, a licensed social worker, or any other individual who meets such requirements as may be prescribed by the Secretary of Treasury.

We will consider a person to be a Licensed Health Care Practitioner only when the person is performing tasks that are within the limits of the person's license, and such tasks are appropriate to the care of your Chronic Illness. We will not recognize a Family Member as a Licensed Health Care Practitioner for claims that you make to us under the policy.

"Licensed Health Care Practitioner's Certification" means a written certification provided by a Licensed Health Care Practitioner that you are unable to perform (without Substantial Assistance from another individual) two
(2) or more Activities of Daily Living for a period of at least 90 days, or that you require Substantial Supervision by another individual to protect you from threats to your health or safety due to Severe Cognitive Impairment.

"Licensed Home Health Care Agency" means:
- an organization that is licensed or certified by the appropriate licensing agency of the state where home care services will be provided; or certified as a home health care organization as defined under Medicare; or
- any other organization that meets all of the following tests:
  - primarily provides nursing care and other therapeutic services;
  - has standards, policies and rules established by a professional group which is associated with the organization;
  - includes at least one (1) Physician or one (1) registered nurse; and
  - includes a Plan of Care and a written record of care or services provided to be maintained for each person served by the organization; or
- a similar organization approved by us.

We will not recognize a Family Member as a Licensed Home Health Care Agency provider for claims that you make to us under the policy, unless the Family Member is a regular employee of the Licensed Home Health Care Agency or Adult Day Care Facility or Total Choice Home Care is shown in your SCHEDULE OF BENEFITS.

"Licensed Home Health Care Professional" means a licensed therapist, a registered nurse, a licensed practical nurse, a licensed vocational nurse or a certified hospice caregiver operating within the scope of his or her license and/or certification. A Licensed Home Health Care Professional must provide services pursuant to a written Plan of Care and maintain patient records.

We will not recognize a Family Member as a Licensed Home Care Professional for claims that you make to us under the policy, unless Total Choice Home Care is shown in your SCHEDULE OF BENEFITS.


                           DEFINITIONS-3   (7/1/2005)

"Lifetime Maximum Benefit" means the total dollar amount of benefits that will be paid under the policy, as shown in your SCHEDULE OF BENEFITS, excluding any Additional Care Benefit. Your Lifetime Maximum Benefit will be adjusted to include any Benefit Increase or Inflation Protection increases, if applicable.

"Long Term Care Facility" (LTC Facility) means a facility (such as a nursing facility, an assisted living facility, a hospice facility, a rehabilitation facility, an Alzheimer's facility or a residential care facility) that provides skilled or intermediate nursing care and custodial care and is licensed by the appropriate federal or state agency to engage primarily in providing care and services sufficient to support your needs resulting from a Chronic Illness.

A LTC Facility must also:
- provide care 24 hours a day;
- provide three (3) meals a day, including special dietary requirements;
- have an employee on duty at all times who is awake, trained and ready to provide care;
- have formal arrangements for services of a Physician or nurse in the event of a medical emergency;
- be authorized to administer medication to patients on the order of a Physician; and
- have accommodations for at least three (3) inpatients in one (1) location; or
- be a facility that provides a formal program of care for terminally ill patients whose life expectancy is less than six (6) months, provided on an inpatient basis and directed by a Physician, such as a hospice facility; or
- be Medicare certified; or
- be a similar facility approved by us.

NOTE: If a facility has multiple licenses or purposes, a portion, ward, wing or unit thereof will qualify as a LTC Facility only if it:
- meets all of the above criteria;
- is authorized by its license, to the extent that licensing is required by law, to provide such care to inpatients; and
- is primarily engaged in providing not only room and board, but also care and services, which meet all of the above criteria.

A LTC Facility is NOT:
- a hospital or clinic;
- a sub-acute hospital or unit;
- a place which operates primarily for the treatment of alcoholism or drug addiction;
- the insured person's primary place of residence in an area used principally for independent residential living (including, but not limited to, boarding homes and adult foster care facilities); or
- a substantially similar establishment.

"LTC Facility Monthly Benefit" means the LTC Facility Monthly Benefit amount shown in your SCHEDULE OF BENEFITS.

"Physician" means a doctor of medicine or osteopathy licensed to practice medicine and surgery by the state in which he or she performs such function or action.

We will consider a person to be a Physician only when the person is performing tasks that are within the limits of the person's medical license, and such tasks are appropriate to the care of your Chronic Illness. We will not recognize a Family Member as a Physician for claims that you make to us under the policy.

"Plan of Care" means a written plan prescribed by a Licensed Heath Care Practitioner, based upon an assessment that evaluates your level of functional capacity. The Plan of Care must describe the necessary services to be performed, the frequency, the type of care, and the most appropriate providers for such care. The care described must be in accordance with acceptable medical and nursing standards of practice and must be appropriate for your Chronic Illness.




                           DEFINITIONS-4   (7/1/2005)

"Policyholder" means the entity to which the policy is issued.

"Policy Effective Date" means the date the policy begins. The Policy Effective Date is shown on the face page of the policy.

"Professional Home and Community Care Monthly Benefit" means the Professional Home and Community Care Monthly Benefit amount shown in your SCHEDULE OF BENEFITS.

"Professional Home and Community Care Services" means Qualified Long Term Care Services provided to you for at least one (1) hour or more per day by/through a Licensed Home Health Care Agency, by a Licensed Home Health Care Professional, or in an Adult Day Care Facility.

Professional Home and Community Care Services include:
- nursing care;
- physical, respiratory, occupational or speech therapy;
- Homemaker Services;
- hospice care; or
- other services pursuant to your Plan of Care.

Professional Home and Community Care Services does not include:
- care or services provided by a Family Member directly or through a Licensed Home Health Care Agency, an Adult Day Care Facility or by a Licensed Home Health Care Professional unless the Family Member is a regular employee of the Licensed Home Health Care Agency or Adult Day Care Facility; or
- care or services provided by a Family Member who is a Licensed Home Health Care Professional; or
- care in LTC Facility or in an acute care hospital or other location excluded by the policy.

"Qualified Long Term Care Services" means necessary diagnostic, preventive, therapeutic, curing, treating, mitigating and rehabilitative services, and maintenance or personal care services that are required by you. The services must be for your Chronic Illness and provided pursuant to a written Plan of Care; and you must obtain a Licensed Health Care Practitioner's Certification. You must be receiving Qualified Long Term Care Services in a Long Term Care
(LTC) Facility or, if selected, receiving a Home Care Monthly Benefit.

"Respite Care" means short-term or periodic Qualified Long Term Care Services which are required to maintain your health or safety and to give temporary relief to your primary informal caregiver from his or her caregiving duties.

"Severe Cognitive Impairment" means a severe deterioration or loss in your short or long term memory; your orientation as to person, place, or time; or your deductive or abstract reasoning as reliably measured by clinical evidence and standardized tests. Such loss can result from a sickness, injury, advanced age, Alzheimer's disease, or similar form of dementia.

"Substantial Assistance" means stand-by or hands-on assistance without which you would not be able to safely and completely perform the ADL. Stand-by assistance means the presence of another person within arm's reach of you while you are performing the ADL. Hands-on assistance means physical assistance (minimal, moderate, or maximal) without which you would not be able to perform the ADL.

"Substantial Supervision" means continual supervision (which may include cueing by verbal prompting, gestures or other demonstrations) by another individual for the purpose of protecting you from threats to your health or safety.

"Temporary Layoff or Leave of Absence" means you are temporarily absent from Active Employment for a period of time that has been agreed to in advance in writing by the Policyholder.




                           DEFINITIONS-5   (7/1/2005)

Your normal vacation time or any period of Chronic Illness is not considered a Temporary Layoff or Leave of Absence.

"Total Choice Home Care Monthly Benefit" means the Total Choice Home Care Monthly Benefit amount shown in your SCHEDULE OF BENEFITS.

"Total Choice Home Care Services" means Qualified Long Term Care Services provided to you by anyone including a Family Member, by/through a Licensed Home Health Care Agency, by a Licensed Home Health Care Professional, in an Adult Day Care Facility or by an informal caregiver. Total Choice Home Care Services include:
- nursing care;
- physical, respiratory, occupation or speech therapy;
- Homemaker Services;
- hospice care; or
- other services pursuant to your Plan of Care.

Total Choice Home Care Services does not include:
- care in a LTC Facility;
- care in an acute care hospital; or
- care in other locations excluded by this policy.

The terms "you" and "your" refer to the insured named in your SCHEDULE OF BENEFITS. The insured cannot be changed.

"Unum", "we", "us", and "our" mean Unum Life Insurance Company of America.


















                           DEFINITIONS-6   (7/1/2005)

                                 OTHER SERVICES

ADDITIONAL CARE BENEFIT

Once you are eligible for a benefit payment you will have access to Additional Care designed to assist you in living at home or in other residential housing. You do not need to complete your Elimination Period for an Additional Care Benefit payment to begin. The Additional Care must be:
- appropriate for your Chronic Illness and conform with generally accepted medical standards;
- provided pursuant to a written Plan of Care;
- recommended by a Licensed Health Care Practitioner; and
- approved by us prior to receipt of Additional Care.

The Additional Care cannot be covered by other insurance or Medicare.

We will require verification of Additional Care received. We will pay the actual expenses you incur for Additional Care, up to the Additional Care Benefit Lifetime Maximum. The Additional Care Benefit Lifetime Maximum is shown in the SCHEDULE OF BENEFITS.

The Additional Care Benefit:
- will be subject to written mutual agreement between you and us;
- may only be used for Additional Care as described under the policy;
- will not prejudice any payable claim for a covered Chronic Illness under the policy;
- will be restored under the Restoration of Benefits provision, if purchased;
- will reduce your Additional Care Benefit Lifetime Maximum;
- will not increase under any Benefit Increase or Inflation Protection benefit, if purchased; and
- will no longer be available once your Additional Care Benefit Lifetime Maximum has been reached.

If for any reason you do not wish to receive Additional Care, your benefits will continue according to the provisions of the policy.

WORDS THAT HAVE A SPECIAL MEANING IN THIS SECTION

"Additional Care" means special services, equipment or Caregiver Training designed to assist you in living at home or in other residential housing. Additional Care may include:
- assistance in locating long term care providers and caregivers in your area (this service is also available even if you are not eligible for benefits);
- a visit from a Licensed Health Care Practitioner who will develop your Plan of Care;
- a visit from a home safety expert who will assess your residence and offer suggestions for increased personal safety;
- purchase or rental of a medical alert service;
- purchase or rental of durable medical equipment;
- home modifications for your support; or
- Caregiver Training.

"Additional Care Benefit Lifetime Maximum" means the total dollar amount of benefits that will be paid as Additional Care Benefit under the policy, as shown in your SCHEDULE OF BENEFITS.

"Caregiver Training" means the training of an informal caregiver to care for you in your home or in other residential housing. An informal caregiver may be a Family Member, relative or friend. We will not pay for training someone who is a Licensed Home Health Care Professional. Training can occur while you are confined in a hospital or a LTC Facility, if the training will make it possible for you to return to your home or to other residential housing where you will be cared for by the informal caregiver who received the training.








                            SERVICES-1   (7/1/2005)

                                CLAIM INFORMATION

NOTICE OF CLAIM

You must notify us of your claim at our home office within 30 days of the date of Chronic Illness. The notice should include your name and the policy number. If it is not possible for you to give us notice within this time period, it must be given as soon as reasonably possible.

CLAIM FORM

We will send you our initial claim form and Authorization to Disclose Information when we receive your notice of claim. If you do not receive our forms within 15 days after notice of claim is given, you can send us written proof of claim without waiting for the forms.

HOW TO FILE A CLAIM

You or your authorized representative must fully complete the claim form, attaching additional pages if more space is needed, to fully describe your condition and care needs. The claim form and Authorization to Disclose Information must be signed by you, or by your authorized representative (such as a person to whom you have granted Power of Attorney).

PROOF OF CLAIM

You must, give us initial proof of claim, at your expense, no later than 90 days after the date your Chronic Illness begins. If it is not possible for you to give proof within this time limit, we will not reduce or deny your claim if proof is given as soon as reasonably possible. However, proof of claim must be given no later than one (1) year after the time proof is otherwise required, unless you are legally incapacitated.

The proof of your claim must include:
- the date your Chronic Illness began;
- the cause of your Chronic Illness;
- the extent of your Chronic Illness; including restrictions and limitations preventing you from performing the ADLs;
- a Licensed Health Care Practitioner's Certification;
- a copy of your Plan of Care;
- a Physician's statement and/or copies of relevant medical records from any Physician or health care provider involved in your care;
- the name and address of any hospital or institution where you received treatment, and/or the name and address of any health care provider who treated you, including all attending Physicians; and
- verification of care or services provided.

In addition to the claim form and the Authorization to Disclose Information, we may require, at our expense, that you or your caregiver provide or participate in one (1) or more of the following as proof of claim:
- an Assessment;
- a personal interview with you or review of your records by our representative at such time and with such frequency as we reasonably require;
- an independent medical examination or functional capacity evaluation. This may include related tests, as are reasonably necessary to the performance of the examination or evaluation by a Physician or specialist, appropriate for the condition at such time and place and with such frequency as we reasonably require. We reserve the right to select the examiner. We will pay for the examination, including the costs associated with your travel to the examination, if the examination cannot be conducted locally; and /or
- such other proof as we may deem necessary.

"Assessment" means a personal interview of you, done by us or our representative, to assist in the determination of your Chronic Illness at the time of your claim.



                              CLAIM-1   (7/1/2005)

We reserve the right to request additional information necessary to pur claim determination from you, your Physician, or other health care providers. You must promptly sign and return any forms we require in order to process your claim.

We will request proof of continued Chronic Illness or an updated written Plan of Care at intervals determined by us, but no more often than every 60 days.

You will also be required to submit a Licensed Health Care Practitioner's Certification every 12 months, as required under Section 7702B(b) of the Internal Revenue Code of 1986, as amended.

You or your representative(s) must respond within 30 days of the request for an updated Plan of Care, proof of continued Chronic Illness or additional information for us to continue to evaluate and process your claim. We reserve the right to deny your claim or stop sending you payments if the appropriate information is not submitted.

You or your representative(s) must notify us immediately when you are no longer Chronically Ill or you are no longer receiving Qualified Long Term Care Services.

WHEN CLAIMS ARE PAID

Benefits payable under the policy will be paid before the end of the month for each day for which you were entitled to benefits during the prior month. Benefit payments will end as provided in the TERMINATION OF BENEFITS provision.

TO WHOM CLAIMS ARE PAID

All benefits are payable directly to you unless at the time of claim you or your authorized representative have requested in writing that payment be made otherwise.

If you are eligible to receive a benefit and you die prior to receiving the benefit payment, any remaining benefits that are owed to you will be payable to your probate estate, if one has been established. In the event that there is no probate estate, the remaining benefits will be paid, at our option, to your Family Member or to another recipient deemed by us to be entitled to such benefits. If we pay benefits in good faith under this provision, we will have satisfied our obligations under the policy and will not have to pay such benefits again.

CLAIM OVERPAYMENT

If for any reason benefits have been paid for a period for which you were not entitled to benefits, repayment of the overpayment must be made to us within 45 days of the notice to you or your representative. We may recover any amounts not repaid by offsetting them against any amounts otherwise payable to you under the policy or by other reasonable means.

RIGHT OF APPEAL

You have the right to appeal any claim decision. Your appeal must be in writing and must be sent to us within 90 days of your denial notice.

We will notify you in writing if a claim or any part of a claim is denied. The denial letter will state:
- the specific reason(s) for the denial with reference to the applicable policy provision(s);
- a description of any additional material or information that is necessary to complete the claim;
- an explanation of why the additional material or information is necessary;
- a statement describing your access to documents; and
- a statement describing your appeal and legal rights to bring suit.

If you are not satisfied with the reason for the denial, you or your authorized representative may ask to have the claim reviewed by us. Your appeal must be in writing and should include all supporting



                              CLAIM-2   (7/1/2005)
materials or information that will help us to review the claim. We will review your appeal and all new information submitted, and notify you or your representative of our decision within 60 days of receiving the appeal. If special circumstances require an extension of time for processing, you will be notified of the reasons for the extension and the date by which we expect to make a decision. A decision shall be made no later than 120 days following receipt of the initial request for review. We can extend the time periods if we have not received needed information from you. In some cases, we may request that you provide additional information to assist in the review.

You or your authorized representative may request copies of those documents that are relevant to your claim.



























                              CLAIM-3   (7/1/2005)

                              GENERAL INFORMATION

PREMIUM DUE DATES AND PAYMENTS

All premiums due for your coverage, including any adjustments, must be paid on or before the applicable Premium Due Date. Premium must be sent to us at 2211 Congress Street, Portland, Maine 04122 or at the address designated on the bill for that purpose. Premiums are payable in U.S. currency only.

GRACE PERIOD

If premium for your coverage is payroll deducted, your Grace Period is the 45 consecutive days that begin with the day a premium is due. Your coverage will remain in effect during that time. Termination of coverage will not prejudice any payable claim for a covered loss that begins prior to termination of coverage. There is no Grace Period for the first premium.

If premium for your coverage is billed directly to you and/or your designated representative by Unum, your Grace Period is the 30 consecutive day period that begins on the day you and/or your designated representative have been notified that premium is 30 days past due. Your coverage will remain in effect during that time. Notice will be given by first class United States mail, postage prepaid. You and/or your designated representative will be deemed to have received such notice five (5) days after the date of such mailing. Termination of coverage will not prejudice any payable claim for a covered loss that begins prior to termination of coverage. There is no Grace Period for the first premium.

If Unum, at its sole discretion, agrees to waive your Grace Period in any instance, such agreement will not preclude or prejudice enforcement of your Grace Period in any other instance.

REINSTATEMENT

If your coverage terminates because a premium is not paid by the end of the Grace Period, you may request to reinstate your coverage at any time after the policy's termination date.

In order to reinstate coverage, the following requirements must be met:
- you must complete a Long Term Care Insurance Application;
- we must approve your Long Term Care Insurance Application; and
- you must pay all unpaid premium.

If we approve your reinstatement application, we will reinstate your coverage as of the date it was terminated and all of its terms and conditions will apply. If we issue a prepayment agreement and do not approve or disapprove your Long Term Care Insurance Application within 45 days from the date of the prepayment agreement, we will reinstate your coverage on that 45th day. The effective date of the reinstatement will be the date your coverage terminated.

The reinstated coverage WILL NOT cover any Chronic Illness, which is excluded by name or description in the policy.

REINSTATEMENT OF TERMINATED COVERAGE DUE TO CHRONIC ILLNESS

If you become Chronically Ill and your coverage terminates because a premium is not paid by the end of the Grace Period, you may request to reinstate your coverage at any time after the policy's termination date.

In order to reinstate your coverage, the following requirements must be met:
- you must provide proof that your Chronic Illness began prior to the date your coverage terminated; and
- you must pay all unpaid premium.




                           INFORMATION-1   (7/1/2005)

If you meet these requirements, we will reinstate your coverage on the date your coverage terminated and all the terms and conditions of the policy will apply.

The reinstated coverage WILL NOT cover any Chronic Illness, which is excluded by name or description in the policy.

If the coverage is reinstated, the time periods applicable to this provision will be measured from the reinstatement date.

REINSTATEMENT AFTER MILITARY SERVICE

You have the right to place your coverage in suspension while you are on a Leave of Absence from the Policyholder for active military service. "Suspension" is a process of placing your coverage on inactive status. No premium payments are required while coverage is suspended, but there is no coverage during that period of time. A request to suspend coverage due to entering full-time, active military service must be made in writing and include the policy number.

If the duration of your active military service is five (5) years or less and you return to Active Employment with the Policyholder within 90 days of the end of that service, your coverage will be reactivated without evidence of insurability so long as the policy remains in force. You must complete a written election to restate and pay the required premium.

If you do not terminate your full-time active duty within five (5) years from the date your coverage was suspended, or you do not reactivate your coverage within 90 days following your return to Active Employment with the Policyholder, your coverage will be deemed terminated as of the date suspension began. If your coverage has terminated, you may re-apply for coverage with evidence of insurability by filling out the benefit election form and the Long Term Care Insurance Application so long as the policy remains in force.

WAIVER OF PREMIUM

After you have satisfied your Elimination Period, and while you are receiving benefits under the policy and any attachments, we will waive premium payments. However, premium payments will not be waived if you are only receiving Respite Care Benefits or Additional Care Benefits.

If benefits are no longer payable, you must resume premium payments. We will notify you of the amount of your next premium payment and the date it is due.

REFUND OF PREMIUM AFTER DEATH

If you die while insured under the policy, we will refund any pro rata portion of your premium paid covering the period after your death. We will make the refund within 30 days after we receive written notice of your death. Payment will be made to your estate.

REFUND OF PREMIUM DUE TO CANCELLATION OF COVERAGE

In the event your coverage under the policy is cancelled by you, we will, within 30 days of the effective date of such cancellation, refund the premium paid for any period beyond the end of the month following the date of cancellation of coverage.

CONTINGENT NON-FORFEITURE

If your premium rates increase to a level which results in a cumulative percentage increase in your annual premium over your initial annual premium, that is greater than or equal to the percentage shown in the chart below based on your original issue age, you may choose to do one (1) of the following:
(a) continue to pay the required premium;




                           INFORMATION-2   (7/1/2005)

(b) reduce your benefits provided by the current coverage without the requirement of underwriting so that your required premium payments are not increased;
(c) elect to convert your coverage within 120 days of the premium increase effective date to a paid up status with Contingent Non-Forfeiture; or
(d) terminate your group coverage within 120 days of the premium increase effective date and be automatically converted to Contingent Non-Forfeiture.

The percentage increase in premium does not include increases to premium due to changes you request be made to your Long Term Care insurance coverage.

If you stop making premium payments under (c) or (d) above, this means that the Certificate will continue automatically with the same level of benefits, except for a reduction in your Lifetime Maximum Benefit. Your Lifetime Maximum Benefit under this provision will be equal to the total premium paid up to the date you stopped paying premiums minus the total amounts of benefits already paid to you.

In no event will your Lifetime Maximum Benefit:
- be less than 30 days of your LTC Facility Monthly Benefit; or
- exceed that which would have been paid had you not stopped paying premiums.

If your coverage contains a Benefit Increase option, Inflation Protection Benefit option, Return of Premium at Death option and/or Restoration of Benefits option, no Benefit Increase, Inflation Protection Benefit, Return of Premium at Death or Restoration of Benefits will be made after the end of the period for which premiums were last remitted to us for your coverage.

                   TRIGGERS FOR A SUBSTANTIAL PREMIUM INCREASE


                    PERCENT INCREASE                    PERCENT INCREASE                       PERCENT INCREASE
                      OVER INITIAL        ISSUE          OVER INITIAL                            OVER INITIAL
  ISSUE AGE             PREMIUM            AGE              PREMIUM           ISSUE AGE            PREMIUM
29 and under              200%              66               48%                   79                 22%
   30-34                  190%              67               46%                   80                 20%
   35-39                  170%              68               44%                   81                 19%
   40-44                  150%              69               42%                   82                 18%
   45-49                  130%              70               40%                   83                 17%
   50-54                  110%              71               38%                   84                 16%
   55-59                   90%              72               36%                   85                 15%
     60                    70%              73               34%                   86                 14%
     61                    66%              74               32%                   87                 13%
     62                    62%              75               30%                   88                 12%
     63                    58%              76               28%                   89                 11%
     64                    54%              77               26%              90 and over             10%
     65                    50%              78               24%


MISSTATEMENT OF AGE

If your age has been misstated, any benefit payable will be changed to the amount which the premium paid would have bought for the correct age.

If we accept premium for coverage that we would not have issued or which would have ceased according to the correct age, our only liability is to refund the premium for the period not covered.

CLERICAL ERROR

Clerical error or omission by us will not:
- prevent you from receiving coverage or benefits;
- entitle you to receive coverage or benefits;



                           INFORMATION-3   (7/1/2005)

- affect the amount of your coverage; or
- cause your coverage to begin or continue when the coverage would not otherwise be effective.

CONFORMITY WITH FEDERAL STATUTES

We have designed the policy to meet the qualified long term care insurance requirements of Section 7702B(b) of the Internal Revenue Code of 1986, as amended. In the future if changes are needed to maintain the tax status of the policy, we will make every reasonable effort to amend the policy to maintain its tax status. The Policyholder will be given the opportunity to amend the policy in order to preserve its favorable federal income tax treatment. Your Certificate may be affected by any such amendments. If the required changes are not made, the policy and your coverage may lose their status as a qualified long term care insurance policy.

CONFORMITY WITH STATE STATUTES

Coverage under the policy may be amended as required to reflect the minimum requirements of applicable state law.

TAX NOTE

Since benefits are paid without regard to actual charges you incur, part of the benefit could be considered taxable income if they exceed the daily benefit amount limit prescribed under Section 7702B(b) of the Internal Revenue Code of 1986, as amended (referred to as a "Per Diem" limit). This "Per Diem" limit is indexed for inflation. You should consult with your tax advisor.













                           INFORMATION-4   (7/1/2005)

                               ADDITIONAL BENEFITS

Additional Benefits are optional provisions. The Additional Benefits available under the policy are described in this section. Refer to your SCHEDULE OF BENEFITS for any Additional Benefits you may have selected.



















                            ADDL BEN-1   (7/1/2005)

                                BENEFIT INCREASE


If your coverage includes:

5% SIMPLE BENEFIT INCREASE

Your LTC Facility Monthly Benefit will increase each year on the Coverage Effective Date anniversary by 5% of your original LTC Facility Monthly Benefit. Increases will be automatic and will occur regardless of your health and whether or not you are eligible for or are receiving benefit payments under the policy and attached rider(s). Your premium will not increase due to automatic increases in your LTC Facility Monthly Benefit. Your remaining Lifetime Maximum Benefit Amount will also increase 5%.

In the event you decide to terminate this Benefit Increase prior to a benefit being paid, you have the right to purchase the inflated benefit amount at your original issue age or you can revert the benefit amount to the one you chose when you enrolled for this provision.

TERMINATION OF 5% SIMPLE BENEFIT INCREASE

Your Simple Benefit Increase will terminate on the earlier of:
- the day your coverage continues under any Non-Forfeiture Benefit; or
- the day any portion of your coverage terminates as provided in the Termination of Coverage provision.











                            ADDL BEN-2   (7/1/2005)

                                      ERISA

                 ADDITIONAL SUMMARY PLAN DESCRIPTION INFORMATION

NAME OF PLAN:
         AmSurg Corporation

NAME AND ADDRESS OF POLICYHOLDER:
         AmSurg Corporation
         20 Burton Hills Blvd #500
         Nashville, Tennessee 37215

PLAN IDENTIFICATION NUMBER:
         a. Policyholder IRS Identification #:62-1493316
         b. Plan #:501

TYPE OF WELFARE PLAN:
         Long Term Care

TYPE OF ADMINISTRATION:
         The Plan is administered by the Plan Administrator. Benefits are administered by the insurer and provided in accordance with the insurance Policy issued to the Plan.

ERISA PLAN YEAR ENDS:
         December 31

PLAN ADMINISTRATOR,
NAME, ADDRESS, AND TELEPHONE NUMBER:
         AmSurg Corporation
         20 Burton Hills Blvd Suite 500
         Nashville, Tennessee 37215
         (615)240-3836

         AmSurg Corporation is the Plan Administrator and named fiduciary of the Plan, with authority to delegate its duties. The Plan Administrator may designate Trustees of the Plan, in which case the Administrator will advise you separately of the name, title and address of each Trustee.

AGENT FOR SERVICE OF LEGAL
PROCESS ON THE PLAN:
         AmSurg Corporation
         20 Burton Hills Blvd #500
         Nashville, Tennessee 37215

         Service of legal process may also be made upon the Plan Administrator, and any Trustee of the Plan.

FUNDING AND CONTRIBUTIONS:
The Plan is funded as an insured plan under Policy number 47819 011, issued by Unum Life Insurance Company of America, 2211 Congress Street, Portland, Maine 04122. Contributions to the Plan are made as stated in the "BENEFITS AT A GLANCE" section in the Certificate of Coverage.



                               ERISA-1 (7/1/2005)

POLICYHOLDER'S RIGHT TO AMEND THE PLAN

The Policyholder reserves the right, in it sole and absolute discretion, to amend, modify, or terminate, in whole or in part, any or all of the provisions of this Plan (including any related documents and underlying policies), at any time and for any reason or no reason. Any amendment, modification, or termination must be in writing and endorsed on or attached to the Plan.

POLICYHOLDER'S RIGHT TO REQUEST POLICY CHANGE

The Policyholder can request a Policy change. Only an officer or registrar of Unum can approve a change. The change must be in writing and endorsed on or attached to the Policy.

MODIFYING OR CANCELLING THE POLICY OR A PLAN UNDER THE POLICY

The Policy can be terminated:
- by Unum; or
- by the Policyholder.

Unum may terminate the Policy by written notice of at least 45 days if:
- fewer than 10 Employee are covered by the Policy;
- the Policyholder does not promptly give Unum any information that Unum requires; or
- the Policyholder fails to perform any of its obligations that relate to the Policy.

The Policy will automatically terminate if the Policyholder does not pay all the premiums due within the Grace period. The Policy will terminate at 12:00 midnight on the last day of the Grace Period.

The Policyholder must pay all of the premiums for the entire time that the Policy is in effect and will be liable to Unum for any premiums that it does not pay.

However, Unum cannot refuse to renew or otherwise terminate the Policy because the insured persons grow older or because of the insured persons' use of the benefits.

The Policyholder can terminate the Policy on any date if it delivers written notice to Unum at least 45 days before the termination date.

If the Policyholder and Unum both agree, the Policy may be terminated less than 45 days after the Policyholder or Unum gives notice of termination. However, the Policy will not be terminated during any period for which the Policyholder has paid the premium.

If the Policy is terminated, Unum will stay pay any payable claim for an insured person's Disability which began while this Policy was in effect.

HOW TO FILE A CLAIM

If you wish to file a claim for benefits, you should follow the claim procedures described in your group insurance certificate. Unum must receive a completed claim form. The form must be completed by you or your authorized representative. If you or your authorized representative have any questions about what to do, you or your authorized representative should contact Unum directly.

CLAIM PROCEDURES

The time periods provided in this section will apply to claims procedures under the Policy unless a shorter time is stated in the Policy or required under state law.

In the event that your claim is denied, either in full or in part, Unum will notify you in writing within 90 days after your claim form was filed. Under special circumstances Unum is allowed an additional period of not more than 90 days (180 days in total) within which to notify you of its decision. If such


                               ERISA-2 (7/1/2005)
an extension is required, you will receive a written notice from Unum indicating the reason for the delay and the date you may expect a final decision. Unum's notice of denial shall include:
- the specific reason or reasons for denial with reference to those plan provisions on which the denial is based;
- a description of any additional material or information necessary to complete the claim and why that material or information is necessary; and
- a description of the plan's procedures and applicable time limits for appealing the determination, including a statement of your right to bring suit in federal court.

Notice of determination may be provided in written or electronic form. Electronic notices will be provided in a form that complies with any applicable legal requirements.

APPEAL PROCEDURES

The time period provided in this section for submitting an appeal will apply unless a longer time period for submitting an appeal is stated in the Policy or required under state law.

The time period provided in this section for making a final appeal decision will apply unless a shorter time period for making a final appeal decision stated in the Policy.

If you or your authorized representative appeal a denied claim, it must be submitted within 90 days after you receive Unum's notice of denial. You have a right to:
- submit a request for review, in writing, to Unum;
- upon request and free of charge, reasonable access to and copies of, all relevant documents as defined by applicable U.S. Department of Labor regulations; and
- submit written comments, documents, records and other information relating to the claim to Unum.

Unum will make a full and fair review of the claim and all new information submitted, whether or not presented or available at the initial determination, and may require additional documents as it deems necessary or desirable in making such a review. A final decision on the review shall be made not later than 60 days following receipt of the written request for review. If special circumstances require an extension of time for processing, you will be notified of the reasons for the extension and the date by which the Plan expects to make a decision. If an extension is required due to your failure to submit the information necessary to decide the claim, the notice of extension will specifically describe the necessary information and the date by which you need to provide it to us. A 60-day extension of the appeal review period will begin after you have provided that information.

The final decision on review shall be furnished in writing and shall include the reasons for the decision with reference, again, to those Policy provisions upon which the final decision is based. It will also include a statement describing your access to documents and describing your right to bring civil suit under federal law.

Notices of the determination may be provided in written or electronic form. Electronic notices will be provided in a form that complies with any applicable legal requirements.

Unless there are special circumstances, this administrative appeal process must be completed before you begin any legal action regarding your claim.

YOUR RIGHTS UNDER ERISA

As a participant in this Plan you are entitled to certain rights and protections under the Employee Retirement Income Security Act of 1974 (ERISA). ERISA provides that all Plan participants shall be entitled to:

Receive Information About Your Plan and Benefits

Examine, without charge, at the Plan Administrator's office and at other specified locations, all documents governing the Plan, including insurance contracts, and a copy of the latest annual report


                               ERISA-3 (7/1/2005)

(Form 5500 Series) filed by the Plan with the U.S. Department of Labor and available at the Public Disclosure Room of the Employee Benefits Security Administration.

Obtain, upon written request to the Plan Administrator, copies of documents governing the operation of the Plan, including insurance contracts, and copies of the latest annual report (Form 5500 Series) and updated summary plan description. The Plan Administrator may make a reasonable charge for the copies.

Receive a summary of the Plan's annual financial report. The Plan Administrator is required by law to furnish each participant with a copy of this summary annual report.

Prudent Actions by Plan Fiduciaries

In addition to creating rights for plan participants, ERISA imposes duties upon the people who are responsible for the operation of the employee benefit plan. The people who operate your Plan, called "fiduciaries" of the Plan, have a duty to do so prudently and in the interest of you and other Plan participants and beneficiaries. No one, including your Policyholder or any other person, may fire you or otherwise discriminate against you in any way to prevent you from obtaining a benefit or exercising your rights under ERISA.

Enforce Your Rights

If your claim for a benefit is denied or ignored, in whole or in part, you have a right to know why this was done, to obtain copies of documents relating to the decision without charge, and to appeal any denial, all within certain time schedules.

Under ERISA, there are steps you can take to enforce the above rights. For instance, if you request a copy of plan documents or the latest annual report from the Plan and do not receive them within 30 days, you may file suit in a federal court. In such a case, the court may require the Plan Administrator to provide the materials and pay you up to $110 a day until you receive the materials. This does not apply if the materials were not sent because of reasons beyond the control of the Plan Administrator.

If you have a claim for benefits that is denied or ignored, in whole or in part, you may file suit in a state or federal court. If it should happen that Plan fiduciaries misuse the Plan's money, or if you are discriminated against for asserting your rights, you may seek assistance from the U.S. Department of Labor, or you may file suit in a federal court. The court will decide who should pay court costs and legal fees. If you are successful, the court may order the person you have sued to pay these costs and fees. If you lose, (for example, if the courts find your claims frivolous) the court may order you to pay these costs and fees.

Assistance with Your Questions

If you have any questions about your Plan, you should contact the Plan Administrator. If you have any questions about this statement or about your rights under ERISA, or if you need assistance in obtaining documents from the Plan Administrator, you should contact the nearest office of the Employee Benefits Security Administration, U.S. Department of Labor, listed in your telephone directory or the Division of Technical Assistance and Inquiries, Employee Benefits Security Administration, U.S. Department of Labor, 200 Constitution Avenue N.W., Washington, D.C. 20210. You may also obtain certain publications about your rights and responsibilities under ERISA by calling the publications hotline of the Employee Benefits Security Administration.








                               ERISA-4 (7/1/2005)

DISCRETIONARY ACTS

In exercising its discretionary powers under the Plan, the Plan Administrator, or Unum as its designated Claims Administrator, will have the broadest discretion permissible under ERISA and any other applicable laws, and its decisions will constitute final review of your claim by the Plan. Benefits under this Plan will be paid only if the Plan Administrator, or Unum as its designated Claims Administrator, decides in its discretion that the applicant is entitled to them.









                               ERISA-5 (7/1/2005)

                      UNUMPROVIDENT'S COMMITMENT TO PRIVACY

UnumProvident understands your privacy is important. We value our relationship with you and are committed to protecting the confidentiality of nonpublic personal information (NPI). This notice explains why we collect NPI, what we do with NPI and how we protect your privacy.

                             COLLECTING INFORMATION

We collect NPI about our customers to provide them with insurance products and services. This may include telephone number, address, date of birth, occupation, income and health history. We may receive NPI from your applications and forms, medical providers, other insurers, employers, insurance support organizations, and service providers.

                               SHARING INFORMATION

We share the types of NPI described above primarily with people who perform insurance, business, and professional services for us, such as helping us pay claims and detect fraud. We may share NPI with medical providers for insurance and treatment purposes. We may share NPI with an insurance support organization. The organization may retain the NPI and disclose it to others for whom it performs services. In certain cases, we may share NPI with group policyholders for reporting and auditing purposes. We may share NPI with parties to a proposed or final sale of insurance business or for study purposes. We may also share NPI when otherwise required or permitted by law, such as sharing with governmental or other legal authorities. When legally necessary, we ask your permission before sharing NPI about you. Our practices apply to our former, current and future customers.

Please be assured we do not share your health NPI to market any product or service. We also do not share any NPI to market non-financial products and services. For example, we do not sell your name to catalog companies.

The law allows us to share NPI as described above (except health information) with affiliates to market financial products and services. The law does not allow you to restrict these disclosures. We may also share with companies that help us market our insurance products and services, such as vendors that provide mailing services to us. We may share with other financial institutions to jointly market financial products and services. When required by law, we ask your permission before we share NPI for marketing purposes.

When other companies help us conduct business, we expect them to follow applicable privacy laws. We do not authorize them to use or share NPI except when necessary to conduct the work they are performing for us or to meet regulatory or other governmental requirements.

UnumProvident companies, including insurers and insurance service providers, may share NPI about you with each other. The NPI might not be directly related to our transaction or experience with you. It may include financial or other personal information such as employment history. Consistent with the Fair Credit Reporting Act, we ask your permission before sharing NPI that is not directly related to our transaction or experience with you.

                            SAFEGUARDING INFORMATION

We have physical, electronic and procedural safeguards that protect the confidentiality and security of NPI. We give access only to employees who need to know the NPI to provide insurance products or services to you.

                              ACCESS TO INFORMATION

You may request access to certain NPI we collect to provide you with insurance products and services. You must make your request in writing and send it to the address below. The letter should include your full name, address, telephone number and policy number if we have issued a policy. If you request, we will send copies of the NPI to you. If the NPI includes health information, we may



                                GLB-1 (7/1/2005)
provide the health information to you through a health care provider you designate. We will also send you information related to disclosures. We may charge a reasonable fee to cover our copying costs.

This section applies to NPI we collect to provide you with coverage. It does not apply to NPI we collect in anticipation of a claim or civil or criminal proceeding.

                            CORRECTION OF INFORMATION

If you believe NPI we have about you is incorrect, please write to us. Your letter should include your full name, address, telephone number and policy number if we have issued a policy. Your letter should also explain why you believe the NPI is inaccurate. If we agree with you, we will correct the NPI and notify you of the correction. We will also notify any person who may have received the incorrect NPI from us in the past two years if you ask us to contact that person.

If we disagree with you, we will tell you we are not going to make the correction. We will give you the reason(s) for our refusal. We will also tell you that you may submit a statement to us. Your statement should include the NPI you believe is correct. It should also include the reason(s) why you disagree with our decision not to correct the NPI in our files. We will file your statement with the disputed NPI. We will include your statement any time we disclose the disputed NPI. We will also give the statement to any person designated by you if we may have disclosed the disputed NPI to that person in the past two years.

                               COVERAGE DECISIONS

If we decide not to issue coverage to you, we will provide you with the specific reason(s) for our decision. We will also tell you how to access and correct certain NPI.

                                  CONTACTING US

For additional information about UnumProvident's commitment to privacy, please visit www.unumprovident.com/privacy or www.coloniallife.com or write to: Privacy Officer, UnumProvident Corporation, 2211 Congress Street, M347, Portland, Maine 04122. We reserve the right to modify this notice. We will provide you with a new notice if we make material changes to our privacy practices.

UnumProvident Corporation is providing this notice to you on behalf of the following insuring companies: Unum Life Insurance Company of America, First Unum Life Insurance Company, Provident Life and Accident Insurance Company, Provident Life and Casualty Insurance Company, Colonial Life & Accident Insurance Company, The Paul Revere Life Insurance Company and The Paul Revere Variable Annuity Insurance Company.

UnumProvident is the marketing brand of, and refers specifically to, UnumProvident Corporation's insuring subsidiaries. (c) 2003 UnumProvident Corporation. The name and logo combination is a service mark of UnumProvident Corporation. All rights reserved.










                                GLB-2 (7/1/2005)

(UNUMPROVIDENT LOGO)


                   UNUMPROVIDENT'S NOTICE OF PRIVACY PRACTICES

For Long Term Care, Cancer Assistance, Certain Medical Coverages and other Health Plans* Pursuant to the Health Insurance Portability and Accountability Act ("HIPAA")

     THIS NOTICE DESCRIBES HOW MEDICAL INFORMATION ABOUT YOU MAY BE USED AND
            DISCLOSED AND HOW YOU CAN GET ACCESS TO THIS INFORMATION.
                          PLEASE REVIEW IT CAREFULLY.


            UNUMPROVIDENT UNDERSTANDS THE IMPORTANCE OF YOUR PRIVACY

This Notice describes your rights concerning "protected health information" ("PHI") about you. PHI is information that may identify you and that relates to
(a) your past, present, or future physical or mental health or condition or (b) the past, present or future payment for your health care.

UnumProvident is committed to preserving the confidentiality of PHI about its customers and in accordance with the requirements of the law, we pledge to:

- maintain the privacy of PHI about you

- provide you with a notice of our legal duties and privacy practices with respect to PHI

- abide by the terms of our current notice of privacy practices

It may be necessary to change the terms of this Notice in the future. We reserve the right to make changes and to make the new notice effective for all PHI that we maintain about you, including PHI we created or maintained in the past. If we make material changes to our privacy practices, copies of revised notices will be mailed to all policyholders then covered by a health plan.

USES AND DISCLOSURES OF PHI FOR TREATMENT, PAYMENT OR OPERATIONS

- For Treatment - UnumProvident is not a health care provider and does not engage in "treatment" of individuals as a health care provider (a doctor, for example) would. Accordingly, although we are permitted to use or disclose PHI about you for treatment purposes, we do not do so.

- For Payment - We may use and disclose PHI about you in order to obtain premiums or to determine or fulfill our responsibility to provide you with insurance coverage or benefits under your policy. For example, we may use or disclose PHI about you in order to determine whether you are eligible for coverage or to decide your claim for benefits under your policy.

- For Health Care Operations - We may use and disclose PHI about you in order to operate our business. For example, we use PHI about you in order to underwrite your insurance policy.





* A "health plan" under the HIPAA Standards for Privacy of Individually Identifiable Health Information is an individual or group plan that provides or pays the cost of medical care.


                               HIPAA-1 (7/1/2005)

USES AND DISCLOSURES IN SPECIAL CIRCUMSTANCES

PUBLIC HEALTH ACTIVITIES. We may disclose PHI about you in order to notify public health authorities of public health risks, such as potential exposure to a communicable disease, or to report child abuse or neglect.

HEALTH OVERSIGHT ACTIVITIES. We may disclose PHI about you to a health oversight agency for oversightactivities, including for investigations relating to possible insurance fraud.

JUDICIAL AND ADMINISTRATIVE PROCEEDINGS. We may disclose PHI in the course of a judicial or administrative proceeding, such as in response to a subpoena, discovery request or other lawful process.

LAW ENFORCEMENT. We may disclose PHI to law enforcement, for purposes such as reporting a crime on our premises or in an emergency. We may also disclose to law enforcement or a correctional facility PHI relating to inmates as necessary for health, safety and security.

PREVENTION OF SERIOUS HARM. We may use or disclose PHI about you if we believe it is necessary to prevent or lessen serious harm (abuse, neglect, or domestic violence) to you or to other potential victims.

SERIOUS THREAT TO HEALTH/SAFETY. We may use or disclose PHI when it is necessary to prevent or lessen a serious and imminent threat to the health or safety of a person or the public.

SPECIALIZED GOVERNMENT FUNCTIONS. We may use or disclose PHI about you for certain government functions, including but not limited to military and veterans' activities and national security and intelligence activities.

WORKERS' COMPENSATION. We may disclose PHI about you in order to comply with workers' compensation laws.

RESEARCH ORGANIZATIONS. We may disclose PHI to research organizations if the organization has satisfied certain conditions about protecting the privacy of PHI.

PLAN SPONSORS. We may disclose PHI to the plan sponsor of a group health plan for plan administrative functions if the plan documents contain provisions concerning restrictions on how the plan sponsor may use or further disclose PHI.

RELATED BENEFITS AND SERVICES. We may contact you to inform you of benefits or services related to your policy that may be of interest to you.

DECEDENTS. We may disclose PHI to a coroner, medical examiner, or funeral director to permit them to carry out their legal duties.

DONATION/TRANSPLANTATION. We may use or disclose PHI for the purpose of facilitating organ, eye or tissue donation and transplantation.

BUSINESS ASSOCIATES. We may disclose PHI to our business associates, such as our third-party administrators, accountants, or attorneys if those business associates have signed a written agreement concerning appropriate uses and disclosures of PHI.

INVOLVEMENT IN INDIVIDUAL'S CARE. We may disclose PHI about you to a family member, close personal friend or other person identified by you if directly relevant to that person's involvement with your care or payment related to your health care.

NOTIFICATION OF LOCATION/CONDITION. We may use or disclose PHI to give notice or assist in giving notice of your location, general condition or death to a family member, personal representative or another person responsible for your care.



                               HIPAA-2 (7/1/2005)

DISCLOSURES REQUIRED BY LAW. We will use and disclose PHI about you when we are required to do so by federal, state, or local law.

In the event applicable law, other than HIPAA, prohibits or materially limits our uses and disclosures of PHI, as described above, we will restrict our uses or disclosure of PHI in accordance with the more stringent standard.


USES AND DISCLOSURES OF PHI MADE ONLY WITH YOUR WRITTEN AUTHORIZATION

Other uses and disclosure of PHI about you will be made only with your written authorization, unless otherwise permitted or required by law as described in this notice. You may revoke your written authorization, at any time, in writing, except to the extent we have taken action in reliance on that written authorization before you have revoked it. You may not revoke your authorization to the extent that other law provides us with the right to contest a claim under the policy or the policy itself, if the authorization was obtained as a condition of obtaining insurance coverage.


YOUR RIGHTS

RIGHT TO A PAPER COPY OF THIS NOTICE. An electronic copy of this Notice is available on our website, www.unumprovident.com. If you would like to have another paper copy of this Notice, send a written request to the UnumProvident Privacy Officer.

INSPECTION AND COPYING. You have the right to access your information; Certain requests for access to your PHI must be in writing, must state that you want access to your PHI and must be signed by you or your representative (e.g., requests for medical records provided to us directly from your health care provider). You have the right, upon written notice, to inspect and copy certain PHI that may be used to make decisions about your insurance coverage, including medical records and billing records, but not including psychotherapy notes. We may deny your request to inspect and/or copy in certain limited circumstances; however, you may request a review of our denial.

AMENDMENT. You may ask us to amend PHI about you (as long as the information is kept by or for us) if you believe it is incorrect or incomplete. Such requests must be in writing to the Privacy Officer and must include a reason for the request. If your request and a reason supporting the request are not submitted in writing, we may deny your request.

ALTERNATIVE CONTACT INFORMATION. You have the right to receive communications of PHI about you from us in a certain manner or at a certain location, so long as the request is reasonable under the circumstances. For example, you may prefer to have mail from us sent to your work address rather than to your home. Submit requests for an alternative method of contact in writing to the Privacy Officer.

REQUESTING RESTRICTIONS. You have the right to request restrictions on our use or disclosure of PHI about you. We are not required to agree to your request. If we do agree, however, we are bound by our agreement except when otherwise required by law, in emergencies, or when the information is necessary for your treatment. Your request must clearly and concisely describe (a) the information you wish restricted; (b) whether you are requesting to limit our use, disclosure or both; and (c) to whom you want the limits to apply.

ACCOUNTING. You have the right to request an "accounting of disclosures." An "accounting of disclosures" is a list of certain disclosures we have made of PHI about you other than disclosures you authorized and other than disclosures made for treatment, payment or operations. The request must be in writing. The first request for an accounting that you make within a 12-month period is free; however, we may charge you for additional requests within the same 12-month period. We will notify you of the costs of the additional requests, and you may withdraw your request before incurring any costs.





                               HIPAA-3 (7/1/2005)

COMPLAINTS. If you believe your privacy rights have been violated, you may file a complaint with us or with the Secretary of Health and Human Services. All complaints must be submitted in writing. We will not penalize you for filing such a complaint.

      In order to exercise any of your rights as set forth in this Notice, please write to:

                                 Privacy Officer
                            UnumProvident Corporation
                           2211 Congress Street, M385
                               Portland, ME 04122

For further information about matters covered by this notice, please contact the Privacy Office at the above address or call 1 (800) 227-4165 if you are a Long Term Care customer or 1 (800) 635-5597 if you are a Cancer Assistance customer.


UnumProvident Corporation is providing this notice to you on behalf of the following insuring companies: Unum Life Insurance Company of America, First Unum Life Insurance Company, Provident Life and Accident Insurance Company, Provident Life and Casualty Insurance Company, The Paul Revere Life Insurance Company and The Paul Revere Variable Annuity Insurance Company. UnumProvident is the marketing brand of, and refers specifically to, UnumProvident Corporation's insuring subsidiaries.

Effective Date of This Notice: April 14, 2003

G-73568-MM (4-03)










                               HIPAA-4 (7/1/2005)

                           NOTICE CONCERNING COVERAGE
                  LIMITATION AND EXCLUSIONS UNDER THE LIFE AND
                    HEALTH INSURANCE GUARANTY ASSOCIATION ACT


Residents of Tennessee who purchase life insurance, annuities or health insurance should know that the insurance companies licensed in this state to write these types of insurance are members of the Tennessee Life and Health Insurance Guaranty Association. The purpose of this association is to assure that policyholders will be protected, within limits, in the unlikely event that a member insurer becomes financially unable to meet its obligations. If this should happen, the guaranty association will assess its other member insurance companies for the money to pay the claims of insured persons who live in this state and, in some cases, to keep coverage in force. The valuable extra protection provided by these insurers through the guaranty association is not unlimited, however. This protection is not a substitute for consumers' care in selecting companies that are well-managed and financially stable.

The state law that provides for this safety-net coverage is called the Tennessee Life and Health Insurance Guaranty Association Act. The following is a brief summary of this law's coverages, exclusions and limits. This summary does not cover all provisions of the law; nor does it in any way change anyone's rights or obligations under the act or the rights or obligations of the guaranty association.

COVERAGE

Generally, individuals will be protected by the Life and Health Insurance Guaranty Association if they live in this state and hold a life or health insurance contract, or an annuity, or if they are insured under a group insurance contract, issued by a member insurer authorized to conduct business in Tennessee. The beneficiaries, payees or assignees of insured persons are protected as well, even if they live in another state.

EXCLUSIONS FROM COVERAGE

However, persons holding such policies are not protected by this Association if:

- they are eligible for protection under the laws of another state (this may occur when the insolvent insurer was incorporated in another state whose guaranty association protects insureds who live outside that state);
- the insurer was not authorized to do business in this state;
- their policy was issued by a nonprofit hospital or medical service organization (the "Blues"), an HMO, a fraternal benefit society, a mandatory state pooling plan, a mutual assessment company or similar plan in which the policyholder is subject to future assessments, or by an insurance exchange.

The association also does not provide coverage for:

- any policy or portion of a policy which is not guaranteed by the insurer or for which the individual has assumed the risk, such as a variable contract sold by prospectus;
- any policy of reinsurance (unless an assumption certificate was issued);
- interest rate yields that exceed an average rate;
- dividends;
- credits given in connection with the administration of a policy by a group contractholder;
- employers' plans to the extent they are self-funded (that is, not insured by an insurance company, even if an insurance company administers them);
- unallocated annuity contracts (which give rights to group contractholders, not individuals), unless qualified under Section 403(b) of the Internal Revenue Code, except that, even if qualified under Section 403(b), unallocated annuities issued to employee benefit plans protected by the federal Pension Benefit Guaranty Corporation are not covered.






                              GUAR-1   (7/1/2005)

LIMITS ON AMOUNT OF COVERAGE

The act also limits the amount the Association is obligated to pay out; the association cannot pay more than what the insurance company would owe under a policy or contract. Also, for any one insured life, the association will pay a maximum of $300,000 no matter how many policies and contracts that were with the same company, even if they provided different types of coverage. Within this overall $300,000 limit, the association will not pay more than $100,000 in cash surrender values, $100,000 in health insurance benefits, $100,000 in present value of annuities, or $300,000 in life insurance death benefits - again, no matter how many policies and contracts there were with the same company, and no matter how many different types of coverages.


.................................................................................



The Tennessee Life and Health Insurance Guaranty Association may not provide coverage for this policy. If coverage is provided, it may be subject to substantial limitations or exclusions, and require continued residency in Tennessee. You should not rely on coverage by the Tennessee Life and Health Insurance Guaranty Association in selecting an insurance company or in selecting an insurance policy.

Coverage is NOT provided for your policy or any portion of it that is not guaranteed by the insurer or for which you have assumed the risk, such as a variable contract sold by prospectus.

Insurance companies or their agents are required by law to give or send you this notice. However, insurance companies and their agents are prohibited by law from using the existence of the, Guaranty Association to induce you to purchase any kind of insurance policy.

          The Tennessee Life and Health Insurance Guaranty Association
                            1200 One Nashville Place
                              150 4th Avenue North
                         Nashville, Tennessee 37219-2433

                 Tennessee Department of Commerce and Insurance
                           500 James Robertson Parkway
                           Nashville, Tennessee 37243













                                GUAR-2 (7/1/2005)